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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 6, 2003

                          Communications Systems, Inc.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


               Minnesota            0-10355          41-0957999
         --------------------- ---------------- ------------------
            (State or other      (Commission      (IRS Employer
             jurisdiction       File Number)      Identification
           of incorporation)                           No.)

                    213 South Main Street
                    Hector, Minnesota             55342
                 --------------------------  --------------
                    (Address of principal      (Zip Code)
                     executive offices)

Registrant's telephone number, including area code (320) 848-6231



Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

     On August 6, 2003, Communications Systems, Inc. (the "Company") reported its financial results for its second fiscal quarter ended June 30, 2003. See the Company's press release dated August 6, 2003, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Communications Systems, Inc.

Date: August 7, 2003           By  /s/ Paul N. Hanson
                                -------------------------------------------
                                 Paul N. Hanson
                                 Vice President and Chief Financial Officer

  No.                       Exhibit                       Manner of Filing
------    -------------------------------------------   --------------------
99        Press Release dated August 6, 2003.           Filed Electronically

For Immediate Release:


Contact: Curtis A. Sampson, Chairman and Chief Executive Officer
         Jeffrey K. Berg, President and Chief Operating Officer
                  Paul N. Hanson, Vice President - Finance

                        Communications Systems Announces
                     Second Quarter 2003 Operating Results.

Hector, MN ---- August 6, 2003----- Communications Systems, Inc. (AMEX: JCS) today reported net income of $628,000 or $0.08 per diluted share for the second quarter ended June 30, 2003 compared to a net loss of $1,042,000 or $0.13 per diluted share for the second quarter of 2002. The Company recorded a writedown for excess inventory of $1,500,000 in the second quarter of 2002. Second quarter 2003 revenues totaled $24,869,000 compared to revenues of $27,175,000 in the second quarter of 2002. Six-month revenues through June 30, 2003 were $51,444,000 compared to $51,095,000 in the same period in 2002. Net income for the six months ended June 30, 2003 was $1,351,000 or $.17 per diluted share compared to a net loss of $572,000 or $.07 per diluted share through six months in 2002. The 2003 six-month revenues include $6,800,000 in sales contributed from the MiLAN business unit, which was acquired March 25, 2002, compared to MiLAN sales of $2,900,000 in the first six months of 2002.

Effective May 31, 2003, the Company has closed its final manufacturing facility in Puerto Rico. Severance and other related closing costs incurred in the second quarter were approximately $150,000. Additionally, the Company realized a net gain on disposal of assets of approximately $280,000 in the second quarter, which was recorded as other income.

Austin Taylor the company's UK business unit, continues to experience weak market conditions and reported a $267,000 after tax loss in the second quarter adding to the $408,000 after tax loss in the first quarter.

Jeffrey K. Berg, President and COO said, " The Company continues to adjust our expenses in the UK to be aligned with the current revenue stream while sourcing additional products from the Asia Pacific region. These efforts will strengthen Austin Taylor's position in their markets."

Curtis A Sampson, Chairman and CEO commented, " We continue to remain profitable in a very difficult industry environment. Our business units providing broadband products and services are driving our revenue and earnings, while our traditional business of copper and wiring connecting devices continues to decline."

About Communications Systems
Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world's leading supplier of media conversion technology, which permits networks to deploy fiber optic technology, while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement: From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words "believes," "expects," "anticipates," "intends" or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: lower sales to RBOCs and other major customers; competitive products and technologies; our ability to successfully reduce operating expenses at certain business units; the general health of the telecom sector; profitability of recent acquisitions; delays in new product introductions; higher than expected expense related to new sales and marketing initiatives; availability of adequate supplies of raw materials and components; fuel prices; and other factors discuss from time to time in the Company's filings with the Securities and Exchange Commission.

                               #       #        #

                      CSI CONSOLIDATED SUMMARY OF EARNINGS

                                                   Three Months Ended June 30
                                                      2003               2002
                                                ------------       ------------
Revenues                                        $ 24,868,683       $ 27,174,589
Gross Margin                                       7,414,651          4,634,706
Operating Income (Loss)                              746,045         (1,529,050)
Income Before Income Taxes                           998,202         (1,532,216)
Income Taxes                                         370,000           (490,000)
Net Income (Loss)                                    628,202         (1,042,216)
Basic Net Income (Loss) Per Share               $        .08       $       (.13)
Diluted Net Income (Loss) Per Share             $        .08       $       (.13)

Average Shares Outstanding:
  Average Common Shares Outstanding                8,161,216          8,287,147
  Dilutive Effect of Stock Options Outstanding        15,593              3,159
                                                ------------       ------------
                                                   8,176,809          8,290,306
                                                ============       ============

                                                    Six Months Ended June 30
                                                      2003               2002
                                                ------------       ------------
Revenues                                        $ 51,443,833       $ 51,094,929
Gross Margin                                      14,820,440         11,011,317
Operating (Loss) Income                            1,929,943           (877,701)
Income (Loss) Before Income Taxes                  2,171,273           (897,360)
Income Taxes                                         820,000           (325,000)
Net (Loss) Income                                  1,351,273           (572,360)
Basic Net (Loss) Income Per Share               $        .17       $       (.07)
Diluted Net (Loss) Income Per Share             $        .17       $       (.07)

Average Shares Outstanding:
  Average Common Shares Outstanding                8,160,931          8,284,676
  Dilutive Effect of Stock Options Outstanding        13,475              6,182
                                                ------------       ------------
                                                   8,174,406          8,290,858
                                                ============       ============